Exhibit 99.1

On October 31, 2006, the AL Trust sold 100,000 shares of Class A Common Stock at an average sale price of $39.70 per share. The information regarding the shares sold that day at each price appears in the two columns below:

        $39.52       3,900
        $39.56         200
        $39.57         400
        $39.58       2,900
        $39.59       6,800
        $39.60       1,700
        $39.61       1,100
        $39.62       1,000
        $39.63         900
        $39.64       1,500
        $39.65       1,900
        $39.66       1,200
        $39.67       4,800
        $39.68       1,700
        $39.69      12,400
        $39.70      24,100
        $39.71       4,100
        $39.72       1,500
        $39.73         700
        $39.74       3,100
        $39.75       1,100
        $39.76       2,100
        $39.77       1,300
        $39.78         600
        $39.79       6,200
        $39.80       1,000
        $39.81       3,000
        $39.82       3,400
        $39.84         300
        $39.85         800
        $39.88         700
        $39.90       1,000
        $39.93         100
        $39.94         200
        $39.99         500
        $40.00         700
        $40.01       1,100
        $39.7036   100,000


On November 2, 2006, the AL Trust sold 222,800 shares of Class A Common Stock at an average sale price of $39.55 per share. The information regarding the shares sold that day at each price appears in the two columns below:

        $39.40          100
        $39.41          100
        $39.42          800
        $39.43        1,200
        $39.44        1,000
        $39.45          300
        $39.46          800
        $39.47        2,400
        $39.48        3,300
        $39.49        7,200
        $39.50       84,600
        $39.51          700
        $39.52        1,000
        $39.53        1,200
        $39.54          500
        $39.55        1,300
        $39.56        3,400
        $39.57        3,600
        $39.58        5,800
        $39.59          200
        $39.60      101,100
        $39.61          800
        $39.62          700
        $39.63          200
        $39.64          500
       Average
        Price:       Total:
      $39.5493      222,800